Exhibit 10.24

October 14, 2005

Ms. Barbara Pifel
Weill Medical College of Cornell University
Senior Director of Grants & Contracts
1300 York Avenue, Box 89
New York, NY 10021

Re:	Sponsored Research Agreement between Marc Pharmaceuticals, Inc. and Weill Medical College at Cornell University regarding cancer research dated June 19, 2002 (the “Sponsored Research Agreement”)

Dear Barbara:

Pursuant to that certain letter dated June 29, 2005, Weill Medical College of Cornell University (“Weill”) and Marc Pharmaceuticals, Inc. (“Marc”) agreed that the Sponsored Research Agreement would be extended for an additional one-year term commencing October 1, 2005 and ending September 30, 2006 (the “Continued Term”).  In consideration for this extension, it was also agreed that Marc would make the following payments to Weill:

October 1, 2005	$50,000
January 1, 2006	$50,000
April 1, 2006	$75,000
July 1, 2006	$75,000

A check in the amount of Ten Thousand Dollars ($10,000) is enclosed with this letter.  A revised payment schedule for the Continued Term is as follows:

November 15, 2005	$40,000
February 15, 2006	$50,000
May 15, 2006	$75,000
August 15, 2006	$75,000

If the forgoing is acceptable to you, please sign and return the enclosed copy of this letter.

Sincerely,

Marc Pharmaceuticals, Inc.

By: ______________________
Name: Robert M. Cohen
Title: CEO & President

Agreed and accepted:

Weill Medical College of Cornell University

By: ________________________
Name:______________________
Title: _______________________

Principal Investigator
_____________________________
Dr. Brij Saxena